Exhibit 99.1

NII HOLDINGS REPORTS 2016 FOURTH QUARTER AND
YEAR-END RESULTS

•	Operating revenues of $248 million for the fourth quarter and $985 million for the full year

•	3G service and other revenues increased 24% year-over-year in local currency

•	Operating loss of $57 million for the fourth quarter and $1.53 billion for the full year

•	Full year results include $1.35 billion of non-cash asset impairment charges

•	Adjusted OIBDA of $0.2 million for the fourth quarter and $22 million for the full year, an improvement of $177 million year-over-year

•	Fourth consecutive quarter of positive adjusted OIBDA in Brazil

•	Year-end cash and short-term investments of $331 million, and $163 million of cash held in escrow

•	Fourth quarter 3G net subscriber additions of 39,600, offset by iDEN net subscriber losses of 110,100

•	Ended 2016 with 2.82 million 3G subscribers, a 3% increase year-over-year

RESTON, Va., March 9, 2017 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its financial results for the fourth quarter and full year of 2016. For the quarter, the Company generated consolidated operating revenues of $248 million, consolidated adjusted operating income before depreciation and amortization (adjusted OIBDA) of $0.2 million and a consolidated operating loss of $57 million. The Company’s consolidated adjusted OIBDA excludes the impact of non-cash asset impairments, restructuring charges and other unusual items. For the full year, the Company generated consolidated operating revenues of $985 million, consolidated adjusted OIBDA of $22 million and a consolidated operating loss of $1.53 billion. Capital expenditures were $26 million for the quarter and $51 million for the full year. The Company reported 3G net subscriber additions of 39,600 in the quarter, which were offset by 110,100 subscriber losses on the Company's iDEN network.

"During the year, our team in Brazil made significant progress in our efforts to turn around our business, leading to better operating trends on our 3G platform, including increasing local currency ARPU and decreasing churn," said Steve Shindler, Chief Executive Officer. "Heading into 2017, we are focused on continuing to improve our 3G operations while managing the decline of our iDEN business. At the same time, we are actively exploring strategic options to provide sources of funding that will allow us to meet our future obligations and grow our business or find a buyer for our Company."

Nextel Brazil's average monthly service revenue per subscriber (ARPU) for the fourth quarter of 2016 was $20, a 26% increase on a reported basis, and an 8% increase on a constant currency basis, compared to the same quarter last year. Nextel Brazil's average monthly churn rate for the fourth quarter was 3.65%, a 9 basis point decrease compared to the same quarter last year. Nextel Brazil's cost per gross addition (CPGA) was $100 for the fourth quarter of 2016, an $8 increase on a reported basis, and a 7% decrease on a constant currency basis, compared to the same quarter last year.

Nextel Brazil's cash cost per user (CCPU) was $19 for the fourth quarter of 2016, a $3 increase on a reported basis, and a 1% increase on a constant currency basis, compared to the same quarter last year.

At the end of 2016, the Company's sources of funding included $331 million of cash and short-term investments, $163 million of cash held in escrow to secure indemnification obligations in connection with the sale of Nextel Mexico and $87 million in cash pledged as collateral to secure certain performance bonds in Brazil. During 2017, the Company is required to pay an estimated $225 million for principal and interest in connection with its debt service obligations, including capital leases, and expects operational free cash burn to be between $200 million and $250 million.

"During 2016, we executed on a number of initiatives to address our cost structure and preserve our liquidity, which resulted in lower cash burn compared to the previous year," said Dan Freiman, Chief Financial Officer. "However, the challenges we're facing in Brazil and our ongoing debt service requirements are continuing to place significant pressure on our liquidity. As previously announced, our local lenders in Brazil agreed to a standstill agreement during which time we will collaborate with them to work through long-term modifications to the loan agreements that better align with our business and allow us to continue to invest in our Brazilian operations."

Additional details regarding the Company’s results, including a more detailed explanation on local currency operating metrics, are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 that was filed with the Securities and Exchange Commission today. In 2015, the Company sold its operations in Mexico and Argentina, and as a result, all results presented in this press release reflect these markets as discontinued operations. Additional operational and financial details, including a quarterly earnings presentation, are also available under the Company's Investor Relations link at www.nii.com.

In addition to the financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release and in the attached financial tables, NII Holdings has presented consolidated adjusted OIBDA, as well as Nextel Brazil's ARPU, CCPU, and CPGA. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations of non-GAAP financial measures that the Company uses, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Virginia, is a provider of differentiated mobile communication services for businesses and high value consumers in Brazil. NII Holdings, operating under the Nextel brand, offers fully integrated wireless communication tools with digital cellular voice services, data services and wireless Internet access. Visit the Company's website at www.nii.com.
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
Visit NII Holdings' news room for news and to access our markets' news centers: nii.com/newsroom.

Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business and economic outlook, future performance, modifications to loan agreements, future funding or possible strategic transactions and guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the Company’s ability to fund the business and meet its business plans, customer growth and retention, pricing, network usage, operating costs, the timing of various events, the economic and regulatory environment and the foreign currency exchange rates that will prevail during 2017. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to: the impact of liquidity constraints, including the inability to access escrowed and pledged funds when expected, our ability to reach agreement with lenders on amendments to the terms of our financing arrangements, the impact of more intense competitive conditions and changes in economic conditions in Brazil, the performance of the Company’s networks, the Company’s ability to provide services that customers want or need, the ability of the Company to continue as a going concern, the Company’s ability to execute its business plan, and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the year ended December 31, 2016, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.
Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 800
Reston, Virginia 20190
(703) 390-5100
www.nii.com

Investor and Media Relations: Dan Freiman
(703) 547-5209
dan.freiman@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2016 (SUCCESSOR COMPANY) AND
THE THREE MONTHS ENDED ENDED DECEMBER 31, 2015 (SUCCESSOR COMPANY) (1) (2)
(in millions, except per share amounts)

	Successor Company
	Three Months Ended December 31,	Three Months Ended December 31,
	2016	2015
	(unaudited)

Operating revenues Service and other revenues	$243.8	$234.7
Handset and accessory revenues	4.6	10.1
	248.4	244.8
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	96.2	100.7
Cost of handsets and accessories	3.5	18.6
Selling, general and administrative	148.5	142.9
Impairment, restructuring and other charges	44.1	27.6
Depreciation	9.4	27.8
Amortization	4.0	9.3
	305.7	326.9
Operating loss	(57.3)	(82.1)
Other (expense) income Interest expense, net	(31.9)	(26.7)
Interest income	8.0	8.6
Foreign currency transaction (losses) gains, net	(1.2)	6.9
Other expense net	(2.7)	(2.1)
	(27.8)	(13.3)
Loss from continuing operations before reorganization items and income tax provision	(85.1)	(95.4)
Reorganization items	(0.1)	(0.7)
Income tax benefit	0.4	5.5
Net loss from continuing operations	(84.8)	(90.6)
Net loss from discontinued operations, net of income taxes	(3.7)	(0.9)
Net loss	$(88.5)	$(91.5)

Net loss from continuing operations per common share, basic	$(0.84)	$(0.90)
Net loss from discontinued operations per common share, basic	(0.04)	(0.01)
Net loss per common share, basic	$(0.88)	$(0.91)

Net loss from continuing operations per common share, diluted	$(0.84)	$(0.90)
Net loss from discontinued operations per common share, diluted	(0.04)	(0.01)
Net loss per common share, diluted	$(0.88)	$(0.91)

Weighted average number of common shares outstanding, basic	100.2	100.0

Weighted average number of common shares outstanding, diluted	100.2	100.0

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2016 (SUCCESSOR COMPANY),
SIX MONTHS ENDED DECEMBER 31, 2015 (SUCCESSOR COMPANY),
SIX MONTHS ENDED JUNE 30, 2015 (PREDECESSOR COMPANY) AND
COMBINED YEAR ENDED DECEMBER 31, 2015 (COMBINED) (1) (2)
(in millions, except per share amounts)

	Successor Company		Predecessor Company	Combined
	Year Ended December 31,	Six Months Ended December 31,	Six Months Ended June 30,	Year Ended December 31,
	2016	2015	2015	2015

Operating revenues Service and other revenues	$963.2	$501.1	$643.9	$1,145.0
Handset and accessory revenues	21.8	28.3	39.8	68.1
	985.0	529.4	683.7	1,213.1
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	364.6	212.9	256.1	469.0
Cost of handsets and accessories	29.3	46.9	121.1	168.0
Selling, general and administrative	560.8	311.7	419.7	731.4
Impairment, restructuring and other charges	1,384.8	32.3	36.8	69.1
Depreciation	135.4	64.1	126.8	190.9
Amortization	37.0	21.2	27.1	48.3
	2,511.9	689.1	987.6	1,676.7
Operating loss	(1,526.9)	(159.7)	(303.9)	(463.6)
Other (expense) income Interest expense, net	(113.7)	(55.6)	(82.8)	(138.4)
Interest income	37.7	17.2	15.3	32.5
Foreign currency transaction gains (losses), net	76.6	(99.7)	(64.0)	(163.7)
Other expense, net	(9.7)	(1.2)	(0.1)	(1.3)
	(9.1)	(139.3)	(131.6)	(270.9)
Loss from continuing operations before reorganization items and income tax provision	(1,536.0)	(299.0)	(435.5)	(734.5)
Reorganization items	(0.8)	1.5	1,956.9	1,958.4
Income tax benefit (provision)	2.9	5.0	(2.0)	3.0
Net (loss) income from continuing operations	(1,533.9)	(292.5)	1,519.4	1,226.9
Net (loss) income from discontinued operations, net of income taxes	(20.0)	11.6	221.1	232.7
Net (loss) income	$(1,553.9)	$(280.9)	$1,740.5	$1,459.6

Net (loss) income from continuing operations per common share, basic	$(15.32)	$(2.93)	$8.73
Net (loss) income from discontinued operations per common share, basic	(0.20)	0.12	1.27
Net (loss) income per common share, basic	$(15.52)	$(2.81)	$10.00

Net (loss) income from continuing operations per common share, diluted	$(15.32)	$(2.93)	$8.71
Net (loss) income from discontinued operations per common share, diluted	(0.20)	0.12	1.27
Net (loss) income per common share, diluted	$(15.52)	$(2.81)	$9.98

Weighted average number of common shares outstanding, basic	100.1	100.0	172.4

Weighted average number of common shares outstanding, diluted	100.1	100.0	172.7

CONSOLIDATED BALANCE SHEETS (1) (2)
(in millions, except par values)

	Successor Company
	December 31, 2016	December 31, 2015

ASSETS
Current assets
Cash and cash equivalents	$257.4	$342.2
Short-term investments	73.9	84.3
Accounts receivable, net of allowance for doubtful accounts of $54.2 and $39.0	153.8	144.6
Handset and accessory inventory	8.3	24.4
Prepaid expenses and other	280.1	132.5
Total current assets	773.5	728.0
Property, plant and equipment, net	129.5	555.0
Intangible assets, net	243.7	892.6
Other assets	271.8	554.3
Total assets	$1,418.5	$2,729.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$69.2	$43.8
Accrued expenses and other	271.9	268.8
Deferred revenues	11.6	10.4
Current portion of long-term debt	540.5	582.4
Total current liabilities	893.2	905.4
Long-term debt	215.8	82.6
Other long-term liabilities	143.5	197.9
Total liabilities	1,252.5	1,185.9
Stockholders’ equity
Undesignated preferred stock, par value $0.001, 10.0 shares authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001, 140.0 shares authorized, 100.3 shares issued and outstanding — 2016, 100.0 shares issued and outstanding — 2015	0.1	0.1
Paid-in capital	2,076.6	2,070.5
Accumulated deficit	(1,834.8)	(280.9)
Accumulated other comprehensive loss	(75.9)	(245.7)
Total stockholders’ equity	166.0	1,544.0
Total liabilities and stockholders’ equity	$1,418.5	$2,729.9

CONSOLIDATED CASH FLOW DATA (1) (2)
(in millions)

	Successor Company		Predecessor Company	Combined
	Year Ended December 31,	Six Months Ended December 31,	Six Months Ended June 30,	Year Ended December 31,
	2016	2015	2015	2015

Cash and cash equivalents, beginning of period	$342.2	$423.1	$334.2	$334.2
Net cash used in operating activities	(45.2)	(78.4)	(254.8)	(333.2)
Net cash provided by (used in) investing activities	54.4	(1.0)	1,027.8	1,026.8
Net cash used in financing activities	(93.0)	(25.1)	(778.2)	(803.3)
Effect of exchange rate changes on cash and cash equivalents	(1.0)	0.9	(9.2)	(8.3)
Change in cash and cash equivalents related to discontinued operations	—	22.7	103.3	126.0
Cash and cash equivalents, end of period	$257.4	$342.2	$423.1	$342.2

(1) In accordance with the requirements of reorganization accounting, we adopted the provisions of fresh-start accounting as of June 30, 2015 and became a new entity for financial reporting purposes. References to the "Successor Company" relate to NII Holdings on or subsequent to June 30, 2015. References to the "Predecessor Company" relate to NII Holdings prior to June 30, 2015.

(2) On September 11, 2015, we entered into a binding agreement relating to the sale of all of the outstanding equity interests of Nextel Argentina. On January 27, 2016, the agreement was amended to permit Grupo Clarin or any of its affiliates to exercise the right to acquire the remaining 51% equity interest prior to receiving regulatory approval, and Grupo Clarin and its affiliate immediately acquired the remaining 51% of Nextel Argentina for no additional proceeds. In connection with this sale, we have reported the results for Nextel Argentina as discontinued operations throughout this document.

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2016 (SUCCESSOR COMPANY),
YEAR ENDED DECEMBER 31, 2016 (SUCCESSOR COMPANY),
THREE MONTHS ENDED DECEMBER 31, 2015 (SUCCESSOR COMPANY),
SIX MONTHS ENDED DECEMBER 31, 2015 (SUCCESSOR COMPANY) AND
SIX MONTHS ENDED JUNE 30, 2015 (PREDECESSOR COMPANY)
(UNAUDITED)

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Successor Company
	Three Months Ended December 31,
	2016	2015
Service and other revenues	$243.8	$234.6

Handset and accessory revenues	4.6	10.1
Cost of handsets and accessories	(3.5)	(18.6)
Handset and accessory net subsidy	1.1	(8.5)
Cost of service (exclusive of depreciation and amortization)	(96.2)	(100.7)
Selling, general and administrative	(141.2)	(130.5)
Adjusted operating income (loss) before depreciation and amortization	$7.5	$(5.1)

Subscriber units
iDEN	822.7	1,552.0
WCDMA	2,815.2	2,744.7
Total subscriber units in commercial service (as of December 31)	3,637.9	4,296.7

iDEN net subscriber losses	(110.1)	(211.5)
WCDMA net subscriber additions	39.6	68.5
Total net subscriber losses	(70.5)	(143.0)

Migrations from iDEN to WCDMA	29.3	78.5

iDEN subscriber churn	4.71%	4.48%
WCDMA subscriber churn	3.31%	3.27%
Churn (%)	3.65%	3.74%

ARPU (1)	$20	$16

CPGA (1)	$100	$92

CCPU (1)	$19	$16

(1) For information regarding ARPU, CPGA and CCPU, see “Non-GAAP Reconciliations for the Three Months Ended December 31, 2016 (Successor Company), Year Ended December 31, 2016 (Sucessor Company), Six Months Ended December 31, 2015 (Successor Company) and Six Months Ended June 30, 2015 (Predecessor Company)” included in this release.

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Successor Company		Predecessor Company	Combined
	Year Ended December 31,	Six Months Ended December 31,	Six Months Ended June 30,	Year Ended December 31,
	2016	2015	2015	2015
Service and other revenues	$963.1	$501.0	$643.8	$1,144.8

Handset and accessory revenues	21.8	28.3	39.8	68.1
Cost of handsets and accessories	(29.3)	(46.9)	(121.1)	(168.0)
Handset and accessory net subsidy	(7.5)	(18.6)	(81.3)	(99.9)
Cost of service (exclusive of depreciation and amortization)	(364.6)	(212.8)	(256.2)	(469.0)
Selling, general and administrative	(523.8)	(285.5)	(381.5)	(667.0)
Segment earnings (losses)	67.2	(15.9)	(75.2)	(91.1)
Reversal of accrued tax contingency	(8.1)	—	—	—
Adjusted operating income (loss) before depreciation and amortization	$59.1	$(15.9)	$(75.2)	$(91.1)

Subscriber units
iDEN	822.7			1,552.0
WCDMA	2,815.2			2,744.7
Total subscriber units in commercial service (as of December 31)	3,637.9			4,296.7

iDEN net subscriber losses	(585.8)			(803.3)
WCDMA net subscriber (losses) additions	(73.0)			760.2
Total net subscriber losses	(658.8)			(43.1)

Migrations from iDEN to WCDMA	143.5			312.3

iDEN customer churn	4.66%			3.74%
WCDMA customer churn	3.73%			3.17%
Churn (%)	4.00%			3.44%

ARPU (1)	$19			$19

CPGA (1)	$97			$145

CCPU (1)	$17			$18

NON-GAAP RECONCILIATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2016 (SUCCESSOR COMPANY),
THE YEAR ENDED DECEMBER 31, 2016 (SUCCESSOR COMPANY),
THREE MONTHS ENDED DECEMBER 31, 2015 (SUCCESSOR COMPANY),
SIX MONTHS ENDED DECEMBER 31, 2015 (SUCCESSOR COMPANY) AND
SIX MONTHS ENDED JUNE 30, 2015 (PREDECESSOR COMPANY)
(UNAUDITED)

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Successor Company
	Three Months Ended December 31,
	2016	2015
Consolidated operating loss	$(57.3)	$(82.1)
Consolidated depreciation	9.4	27.8
Consolidated amortization	4.0	9.3
Consolidated OIBDA	(43.9)	(45.0)
Asset impairment charges	23.6	8.6
Restructuring charges	20.5	19.0
Consolidated adjusted OIBDA	$0.2	$(17.4)

NII Holdings, Inc.

	Successor Company		Predecessor Company	Combined
	Year Ended December 31,	Six Months Ended December 31,	Six Months Ended June 30,	Year Ended December 31,
	2016	2015	2015	2015
Consolidated operating loss	$(1,526.9)	$(159.7)	$(303.9)	$(463.6)
Consolidated depreciation	135.4	64.1	126.8	190.9
Consolidated amortization	37.0	21.2	27.1	48.3
Consolidated OIBDA	(1,354.5)	(74.4)	(150.0)	(224.4)
Reversal of accrued tax contingency	(8.1)	—	—	—
Asset impairment charges	1,349.4	12.6	31.2	43.8
Restructuring charges	35.4	19.7	5.7	25.4
Consolidated adjusted OIBDA	$22.2	$(42.1)	$(113.1)	$(155.2)

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per subscriber unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of subscriber units in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated as follows (in millions, except ARPU):

Nextel Brazil

	Successor Company		Successor Company	Combined
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	US$
Service and other revenues	$243.8	$234.6	$963.1	$1,144.8
Less: other revenues	(20.8)	(21.8)	(89.3)	(126.1)
Total subscriber revenues	$223.0	$212.8	$873.8	$1,018.7

ARPU calculated with subscriber revenues	$20	$16	$19	$19

ARPU calculated with service and other revenues	$22	$18	$21	$22

Nextel Brazil

	Successor Company		Successor Company	Combined
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	BRL R$
Service and other revenues	$802.5	$901.3	$3,347.6	$3,741.3
Less: other revenues	(68.4)	(83.9)	(312.3)	(409.6)
Total subscriber revenues	$734.1	$817.4	$3,035.3	$3,331.7

ARPU calculated with subscriber revenues	$67	$62	$65	$63

ARPU calculated with service and other revenues	$73	$68	$72	$71

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated as follows (in millions, except CPGA):

Nextel Brazil

	Successor Company		Successor Company	Combined
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	US$
Consolidated handset and accessory revenues	$4.6	$10.1	$21.8	$68.1
Less: consolidated uninsured handset replacement revenues	—	—	(0.3)	(0.7)
Consolidated handset and accessory revenues, net	4.6	10.1	21.5	67.4
Less: consolidated cost of handsets and accessories	3.5	18.6	29.3	168.0
Consolidated handset subsidy costs	(1.1)	8.5	7.8	100.6
Consolidated selling and marketing	36.0	27.3	116.5	176.9
Costs per statement of operations	34.9	35.8	124.3	277.5
Less: consolidated costs unrelated to initial customer acquisition	(2.0)	(3.6)	(7.3)	(20.5)
Customer acquisition costs	$32.9	$32.2	$117.0	$257.0

Cost per Gross Add	$100	$92	$97	$145

Nextel Brazil

	Successor Company		Successor Company	Combined
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	BRL R$
Consolidated handset and accessory revenues	$15.1	$39.0	$76.6	$219.6
Less: consolidated uninsured handset replacement revenues	(0.1)	(0.1)	(1.0)	(1.9)
Consolidated handset and accessory revenues, net	15.0	38.9	75.6	217.7
Less: consolidated cost of handsets and accessories	11.5	71.7	104.7	534.2
Consolidated handset subsidy costs	(3.5)	32.8	29.1	316.5
Consolidated selling and marketing	119.2	105.2	401.4	571.9
Costs per statement of operations	115.7	138.0	430.5	888.4
Less: consolidated costs unrelated to initial customer acquisition	(6.7)	(14.1)	(25.1)	(66.8)
Customer acquisition costs	$109.0	$123.9	$405.4	$821.6

Cost per Gross Add	$330	$353	$335	$463

Cash Cost per Handset/User
Cash cost per handset/unit, or CCPU, represents the sum of cost of service, general and administrative expenses and customer retention and other costs divided by average handsets in service during the period and divided by the number of months in the period. CCPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to CCPU measures of other companies and should not be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe CCPU is a measure of the recurring costs we incur on a monthly basis to provide service to our subscribers. The CCPU calculation excludes material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges and is calculated as follows (in thousands, except CCPU):

Nextel Brazil

	Successor Company		Successor Company	Combined
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	US$
Total selling, general and administrative expenses	$141.2	$130.5	$523.8	$667.0
Less: selling and marketing expenses	(36.0)	(27.3)	(116.5)	(176.9)
General and administrative expenses	105.2	103.2	407.3	490.1
Cost of service	96.2	100.7	364.6	469.0
Customer retention costs and other	2.0	3.6	7.3	20.5
Total	$203.4	$207.5	$779.2	$979.6

Cash Cost per User	$19	$16	$17	$18

Nextel Brazil

	Successor Company		Successor Company	Combined
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	BRL R$
Total selling, general and administrative expenses	$465.1	$502.0	$1,818.0	$2,183.8
Less: selling and marketing expenses	(119.2)	(105.2)	(401.4)	(571.9)
General and administrative expenses	345.9	396.8	1,416.6	1,611.9
Cost of service	316.6	386.8	1,297.4	1,538.3
Customer retention costs and other	6.7	14.1	25.1	66.8
Total	$669.2	$797.7	$2,739.1	$3,217.0

Cash Cost per User	$61	$60	$59	$61

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the three and combined twelve months ended December 31, 2015 compared to the same periods in 2016 by (i) adjusting the relevant measures for the three and combined twelve months ended December 31, 2015 to levels that would have resulted if the average foreign currency exchange rates for the three and combined twelve months ended December 31, 2015 were the same as the average foreign currency exchange rates that were in effect for the three and twelve months ended December 31, 2016; and (ii) comparing the actual and adjusted financial measures for the three and combined twelve months ended December 31, 2015 to the similar financial measures for the three and twelve months ended December 31, 2016 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three and combined twelve months ended December 31, 2016 and 2015. The average foreign currency exchange rates for each of the relevant currencies during each of the three and twelve months ended December 31, 2016 and the three and combined twelve months ended December 31, 2015 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the three and twelve months ended December 31, 2016 compared to the three and combined twelve months ended December 31, 2015 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in thousands)

	Successor Company
	Three Months Ended December 31,
	4Q 2015 Actual	4Q 2015 Adjustment (1)	4Q 2015 Normalized (1)	4Q 2016 Actual	4Q 2015 to 4Q 2016 Actual B(W) Growth (2)	4Q 2015 to 4Q 2016 Normalized B(W) Growth (3)

Consolidated:
Operating revenues	$244,782	$40,912	$285,694	$248,440	1%	(13)%
Adjusted OIBDA	(17,387)	(855)	(18,242)	175	101%	101%
Nextel Brazil:
Operating revenues	$244,726	$40,912	$285,638	$248,409	2%	(13)%
Adjusted OIBDA	(5,117)	(855)	(5,972)	7,534	247%	226%

NII Holdings, Inc.
(dollars in thousands)

	Combined Predecessor and Successor Company			Successor Company
	Year Ended December 31,
	YTD 2015 Actual	YTD 2015 Adjustment (1)	YTD 2015 Normalized (1)	YTD 2016 Actual	YTD 2015 to YTD 2016 B(W) Growth (2)	YTD 2015 to YTD 2016 Normalized B(W) Growth (3)

Consolidated:
Operating revenues	$1,213,145	$(55,608)	$1,157,537	$985,046	(19)%	(15)%
Adjusted OIBDA	(155,241)	4,179	(151,062)	22,232	114%	115%
Nextel Brazil:
Operating revenues	$1,212,943	$(55,608)	$1,157,335	$984,878	(19)%	(15)%
Adjusted OIBDA	(91,159)	4,179	(86,980)	59,053	165%	168%

(1)
The "4Q 2015 Normalized" and "YTD 2015 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the three and twelve months ended December 31, 2016 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the three and combined twelve months ended December 31, 2015, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the columns "4Q 2015 Adjustment" and "YTD 2015 Adjustment" reflect the amount determined by subtracting the "4Q 2015 Normalized" and "YTD 2015 Normalized" amounts calculated as described in the preceding sentence from the "4Q 2015 Actual" and "YTD 2015 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the three and twelve months ended December 31, 2016. The average foreign currency exchange rates for each of the relevant currencies during the three and twelve months ended December 31, 2016 and three and combined twelve months ended December 31, 2015 for purposes of these calculations were as follows:

	Successor Company			Combined
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Brazilian real	3.29	3.84	3.49	3.33

(2)
The percentage amounts in these columns reflect the better, or B, or worse, or W, growth rates for each of the financial measures comparing the amounts in the "4Q 2016 Actual" and "YTD 2016 Actual" columns with those in the "4Q 2015 Actual" and "YTD 2015 Actual" columns.

(3)
The percentage amounts in these columns reflect the better, or B, or worse, or W, growth rates for each of the financial measures comparing the amounts in the "4Q 2016 Actual" and "YTD 2016 Actual" columns with those in the "4Q 2015 Normalized" and "YTD 2015 Normalized" columns.